THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION, AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

REGISTERED                                                                                                   $10,000,000

NUMBER _____                                                                                 CUSIP 06050 MBV8

BANK OF AMERICA CORPORATION
MEDIUM-TERM SENIOR NOTE, SERIES I
(Indexed Note)

/   /      SEE THE ATTACHED PRINCIPAL REPAYMENT                           BASE RATE:
           AMOUNT RIDER for a description of the                                           (if applicable, check one)
           PRINCIPAL REPAYMENT AMOUNT                                                 and its calculation. ___CD Rate
                                                                                                                                ___Commercial Paper Rate
/xx/     SEE THE ATTACHED SUPPLEMENTAL PAYMENT                      ___LIBOR ____________
           AMOUNT RIDER for a description of any SUPPLEMENTAL         ___Federal Funds Rate
           PAYMENT AMOUNT and its calculation.                                          ___Prime Rate
                                                                                                                                ___Treasury Rate
                                                                                                                                ___CMT Rate
ORIGINAL ISSUE DATE: June 28, 2002                                                                 CMT TeleratePage:__________
STATED MATURITY DATE: July 1, 2007                                                             CMT Maturity Index:________
FINAL MATURITY DATE: N/A                                                                       ___Other:____________________
INITIAL INTEREST RATE: N/A                                                                                         ____________________
INDEX MATURITY FOR INITIAL                                                                                     ____________________
INTEREST RATE (IF DIFFERENT): N/A                                                           PRICING DATE: June 26, 2002
INDEX MATURITY: N/A                                                                                    VALUATION DATES: the 26th of each
INDEX MATURITY FOR FINAL                                                                        month, beginning with July 26, 2002,
INTEREST PAYMENT PERIOD (IF DIFFERENT): N/A                                  and ending with June 26, 2007
SPREAD: N/A
SPREAD MULTIPLIER: N/A                                                                                PARTICIPATION RATE: 122%
MAXIMUM INTEREST RATE: N/A
MINIMUM INTEREST RATE: N/A                                                                    /  /   This Note is a Renewable Note.
INTEREST PAYMENT DATES: N/A                                                                          See Attached Rider
INTEREST RESET DATES: N/A
INTEREST RESET PERIOD: N/A
INITIAL REDEMPTION DATE: N/A                                                                  /  /    This Note is an
INITIAL REDEMPTION PERCENTAGE: N/A                                                              Extendible Note.
ANNUAL REDEMPTION PERCENTAGE REDUCTION: N/A                                   See Attached Rider.
OPTIONAL REPAYMENT DATE(S): N/A
CALCULATION AGENT: Banc of America Securities LLC
ADDITIONAL TERMS: SEE SUPPLEMENTAL PAYMENT AMOUNT RIDER
MINIMUM DENOMINATIONS: $10,000 and integral multiples of $1,000 in excess thereof

<Page

     BANK OF AMERICA CORPORATION, a Delaware corporation (the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount of $10,000,000 (the "Principal Amount") on the Stated Maturity Date specified above (except to the extent the Stated Maturity Date may be postponed as set forth on the Supplemental Payment Amount Rider or redeemed, repaid, or converted prior to the Stated Maturity Date).

      No interest will be paid on this Note. The holder may receive an additional amount in excess of the Principal Amount at maturity if the average of the closing prices of the S&P 500 Index® on the Valuation Dates is higher than the closing level of the S&P 500 Index® on the Pricing Date. This additional amount is called the "Supplemental Redemption Amount" and is described in the attached Supplemental Payment Amount Rider.

      The Principal Amount of, and Supplemental Redemption Amount, if any, for, this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Corporation designated as provided in the Indenture. Notwithstanding the preceding sentence, payments of the Principal Amount and the Supplemental Redemption Amount, if any, payable on the Stated Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Issuing and Paying Agent (as described below) from the registered holder hereof not less than one Business Day prior to the due date of such Principal Amount and Supplemental Redemption Amount, if any, and (ii) presentation of this Note to The Bank of New York, as Issuing and Paying Agent, 15 Broad Street, New York, New York 10007 (the "Corporate Trust Office"). As used herein, "Business Day" means any weekday that is (1) not a legal holiday in New York, New York or Charlotte, North Carolina, (2) not a day on which banking institutions in those cities are authorized by law or regulation to be closed, and (3) not a day on which the principal securities market (or markets) on which the constituent stocks of the S&P 500 Index® is closed.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and on the attached Supplemental Redemption Amount Rider, which shall have the same effect as though fully set forth at this place.

     Unless the Certificate of Authentication hereon has been executed by the Trustee or an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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     IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.

                                                                            BANK OF AMERICA CORPORATION

                                                                            By:____________________________________
[SEAL]                                                                Title: Senior Vice President
ATTEST:

___________________________
Assistant Secretary

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CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: June __, 2002

                                                                          THE BANK OF NEW YORK,
                                                                          as Trustee

                                                                           By:___________________________
                                                                                      Authorized Signatory

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[Reverse of Note]

BANK OF AMERICA CORPORATION
MEDIUM-TERM SENIOR NOTE, SERIES I
(Indexed Note)

           This note (the "Note") is one of a duly authorized series of Securities of the Corporation unlimited in aggregate principal amount issued and to be issued under a Senior Indenture dated as of January 1, 1995 (herein called the "Indenture"), between the Corporation (successor in interest to NationsBank Corporation) and The Bank of New York, as Trustee (successor in interest to U.S. Bank Trust National Association, successor trustee to BankAmerica National Trust Company, herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture dated as of September 18, 1998 and a Second Supplemental Indenture dated as of May 7, 2001 to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is also one of the Notes designated as the Corporation's Senior Medium-Term Notes, Series I (herein called the "Notes"), initially limited in aggregate principal amount to $3,000,000,000.

         This Note is not subject to any sinking fund.

         The provisions of Article Fourteen of the Indenture do not apply to Securities of this Series.

         If an Event of Default (defined in the Indenture as (i) the Corporation's failure to pay principal of (or premium, if any, on) the Notes when due, or to pay interest on the Notes within 30 days after the same becomes due, (ii) the Corporation's breach of its other covenants contained in this Note or the Indenture, which breach is not cured within 90 days after written notice by the Trustee or the holders of at least 25% in outstanding principal amount of all Securities issued under the Indenture and affected thereby, and (iii) certain events involving the bankruptcy, insolvency or liquidation of the Corporation) shall occur with respect to the Notes, the Principal Amount and Supplemental Redemption Amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Indenture at any time by the Corporation with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this

<Page                                                                              5

Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the Principal Amount of and Supplemental Redemption Amount on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

        No recourse shall be had for the payment of the Principal Amount or the Supplemental Redemption Amount on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, or director, as such, past, present, or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

       As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Corporation relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or Security Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        No service charge will be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee, the Issuing and Paying Agent, and any agent of the Corporation may treat the entity in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee, the Issuing and Paying Agent, nor any such agent of the Corporation shall be affected by notice to the contrary.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by The Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Corporation will recognize Cede & Co., as nominee of DTC, while the registered holder of the Notes, as the owner of the Notes for all purposes, including payment of the Principal Amount and Supplemental

<Page                                                                       6

Redemption Amount, notices, and voting. Transfer of the Principal Amount and Supplemental Redemption Amount to participants of DTC will be the responsibility of DTC, and transfer of the Principal Amount and Supplemental Redemption Amount to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants. The Corporation will not be responsible or liable for such transfers or payments or for maintaining, supervising, or reviewing the records maintained by DTC, its participants or persons acting through such participants.

<Page                                                                       7

ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

                     TEN COM-- as tenants in common
                     TEN ENT-- as tenants by the entireties
                      JT TEN-- as joint tenants with right of survivorship and not as tenants in common
                     UNIF GIFT MIN ACT--...........................Custodian............................
                                                                 (Cust)                                 (Minor)
                                             Under Uniform Gifts to Minors Act

                                                 .......................................................
                                                                    (State)

            Additional abbreviations may also be used though not in the above list.

                                                 _____________________________
                                                              ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING ZIP CODE OF ASSIGNEE]

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

Please Insert Social Security or Other Identifying Number of Assignee: ____________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________________ Attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated:_________________________ _________________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

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BANK OF AMERICA CORPORATION
S&P 500 INDEX® RETURN LINKED NOTES, DUE 2007

SUPPLEMENTAL PAYMENT AMOUNT RIDER

General

          This Note is a medium-term note issued as part of a series of Securities under the Indenture (as defined on the reverse of this Note). Certain capitalized terms used herein have the meanings ascribed to them in the Note to which this Supplemental Payment Rider is attached.

           The Corporation may "reopen" this series of Notes and issue additional Notes at a later time or issue additional Securities or other securities with terms similar to those of the Notes. The Notes will mature on July 1, 2007, subject to postponement in the case of certain Market Disruption Events, as defined below.

Payment at Maturity; Supplemental Redemption Amount

          For each Valuation Date, the calculation agent will determine the closing level of the S&P 500 Index®. If any scheduled Valuation Date is not a Business Day, such Valuation Date shall be the immediately succeeding Business Day.

          After the United States stock markets close on the last Valuation Date, the calculation agent will determine the Average Level (as defined below), the Index Performance (as defined below), and the Supplemental Redemption Amount, if any.

         The Supplemental Redemption Amount will be determined using a formula as shown below. The components of this formula are:

  The Principal Amount of the Note,
  The rate of 122%, which is referred to herein as the "Participation Rate," and
  The performance of the S&P 500 Index®, measured as a percentage change rounded to two decimals, over the term of the Note (the "Index Performance"). The Index Performance will be calculated by comparing the closing level of the S&P 500 Index® on the Pricing Date, which is [the "Initial Level"], with the arithmetic average of the closing levels of the S&P 500 Index® on each Valuation Date, rounded to two decimal places, (the "Average Level"). This figure is described by the following formula:

Index Performance =	(Average Level - 973.53) 973.53

The formula used to determine the Supplemental Redemption Amount is:

Principal Amount x Index Performance x Participation Rate

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          If the Index Performance is zero or negative, the Corporation will not pay the holder a Supplemental Redemption Amount. If the Index Performance is positive, the calculation agent will determine the Supplemental Redemption Amount to be paid by multiplying the Principal Amount of the Note by the product of the Participation Rate and the Index Performance.

Market Disruption Events

         Each of the following will be a "Market Disruption Event" if, in the sole opinion of the calculation agent, that event materially affects the S&P 500 Index®:

  the suspension, material limitation or absence of the trading of a material number of stocks included in the S&P 500 Index®;
  the suspension or material limitation of the trading of stocks on one or more stock exchanges on which stocks included in the S&P 500 Index® are quoted;
  the suspension or material limitation of the trading of (a) options or futures relating to the S&P 500 Index® on any options or futures exchanges or (b) options or futures generally; or
  the imposition of any exchange controls in respect of any currencies involved in determining the total amount payable on the notes at maturity.

          For the purpose of the definition of Market Disruption Event:

  a limitation on the number of hours or days of trading will not be a Market Disruption Event if it results from an announced change in the regular business hours of any exchange; and
  a limitation on trading imposed by reason of the movements in price exceeding the levels permitted by any relevant exchange will be a Market Disruption Event;
  a decision to permanently discontinue trading in the relevant futures or options contracts will not constitute a Market Disruption Event; and
  an absence of trading on a securities exchange or quotation system will not include any time when such exchange or quotation system is closed for trading under ordinary circumstances.

          If a Market Disruption Event occurs or is continuing on a day that would otherwise be a Valuation Date, then the calculation agent will instead use the closing level of the S&P 500 Index® on the first Business Day after that day on which no Market Disruption Event occurs or is continuing. In no event, however, will any Valuation Date be postponed by more than five Business Days. If any Valuation Date is postponed to the last possible day, but a Market Disruption Event occurs or is continuing on that day, that day will nevertheless be the Valuation Date, and the calculation agent will make a good faith estimate of the closing level of the S&P 500 Index® based upon its assessment of the value of the S&P 500 Index® at that time. If the last scheduled Valuation Date is postponed due to a Market Disruption Event, the Maturity Date for the notes also will be postponed by the same number of Business Days.

<Page                                                                      10

Discontinuance of the S&P 500 Index®; Alteration of Method of Calculation

        If Standard and Poor's®, a division of The McGraw-Hill Companies, Inc. ("S&P®") discontinues publication of the S&P 500 Index® and S&P® or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, is comparable to the discontinued S&P 500 Index® (such new index being referred to as a "Successor Index"), then the relevant closing levels shall be determined by reference to the Successor Index at the close of trading on the New York Stock Exchange, the American Stock Exchange, The Nasdaq National Market, or the relevant exchange or market for the Successor Index.

       If the calculation agent selects a Successor Index, the calculation agent shall immediately notify the Corporation and the Trustee, and the Trustee will provide written notice of a change to the holders of the notes within three Business Days of such selection.

       If S&P discontinues publication of the S&P 500 Index®, and the calculation agent determines that no Successor Index is available, then the calculation agent will notify the Corporation and the Trustee and shall calculate the appropriate closing levels. These calculations by the calculation agent will be in accordance with the formula for and method of calculating the S&P 500 Index® last in effect prior to such discontinuance. If a Successor Index is selected or the calculation agent calculates a value as a substitute for the S&P 500 Index®, such Successor Index or value will be substituted for the S&P 500 Index® for all purposes of this Note.

     If at any time the method of calculating the S&P 500 Index® or a Successor Index, or the value thereof, is changed in a material respect, or if the S&P 500 Index® or a Successor Index in any other way is modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of the S&P 500 Index® or such Successor Index had such changes or modifications not been made, then, from and after such time, the calculation agent will notify us and the Trustee and shall make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to the S&P 500 Index® or such Successor Index, as the case may be, as if such changes or modifications had not been made, and calculate the closing levels with reference to the S&P 500 Index® or such Successor Index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index® or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the calculation agent shall adjust such index in order to arrive at a value of the S&P 500 Index® or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

          "Standard and Poor's®," "S&P®," and "S&P500®," "Standard & Poor's 500," and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Corporation. This Note is not sponsored, endorsed, sold, or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in this Note.

<Page                                                                              11

Role of the Calculation Agent

       The calculation agent in its sole discretion will make all determinations regarding this Note, including determinations regarding the Average Value, the Index Performance, the Supplemental Redemption Amount, if any, Market Disruption Events, Successor Indices, and Business Days. Absent manifest error, all determinations of the calculation agent will be final and binding on the Corporation and the holder of this Note, without any liability on the part of the calculation agent.

        The Corporation has initially appointed its affiliate, Banc of America Securities LLC, as the calculation agent, but it may change the calculation agent at any time without notifying the holder of the Note.

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